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                                                                  Exhibit 23.3

                   CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated June 21, 2006 (except for the last paragraph of Note 6, as to which the date is July 25, 2006), with respect to the financial statements of Optium Australia Pty Limited (formerly Engana Pty Limited) included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-135472) and related Prospectus of Optium Corporation for the registration of shares of its common stock.

                                                     /s/ Ernst & Young

Sydney, Australia
October 9, 2006